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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                                April 11, 2000



                        AMERICAN TECHNOLOGY CORPORATION
            (Exact name of registrant as specified in its charter)



        Delaware                         0-24248                   87-0361799
        --------                         -------                   ----------
(State or other jurisdiction of        (Commission                (I.R.S. Empl.
 incorporation or organization)        File Number)                Ident. No.)


    13114 Evening Creek Drive South, San Diego, California           92128
          (Address of principal executive offices)                 (Zip Code)


                                (858) 679-2114
             (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On April 11, 2000, American Technology Corporation, a Delaware corporation ("ATC") acquired all rights to certain loudspeaker technology owned by David Graebener ("Graebener"), Stephen M. Williams ("Williams") and Hucon Limited, a Washington corporation ("Hucon") including rights under a Technology License Agreement between Hucon and Bohlender Graebener Corporation ("BG") effective February 1, 2000 ("BG License"), and all patent rights, trade secrets, know-how, trademarks, copyrights and all intellectual property relating to the loudspeaker technology, the BG License, and related proprietary rights owned by Hucon, Williams and Graebener. The technology acquisition was consummated on the terms and conditions set forth in the Asset Purchase Agreement between ATC, Hucon, Williams and Graebener dated April 11, 2000 (the "Purchase Agreement").

Under the terms of the Purchase Agreement, the purchase price paid by ATC for the technology consisted of: (i) $50,000 previously paid to Hucon as an option fee; (ii) $50,000 cash at the closing to Hucon; (iii) $100,000 previously paid to BG; (iv) $100,000 cash to be paid to seller within seven days of closing; (v) 200,000 shares of ATC's restricted common stock payable at closing, and (vi) 200,000 shares of ATC's restricted common stock payable in the event certain performance milestones relating to gross revenues received by ATC from the loudspeaker technology purchased are achieved. The 200,000 shares of ATC to be issued in accordance with the performance milestones described in the preceding sentence shall be held in escrow by ATC to secure any monetary or financial defaults or liabilities of either Hucon, Williams or Graebener in connection with the BG License for which ATC has assumed the financial liabilities hereunder. In the event of a default under the BG License of the obligations they assumed under the Purchase Agreement by either Hucon, Williams or Graebener, ATC could be liable for up to $240,000 in advance royalty payments by August 1, 2000 for the initial two-year term of the BG License, and identical annual minimum royalties thereafter. ATC has agreed to use its best efforts to register the shares of its common stock issued in connection with the Purchase Agreement and to file a registration statement within 60 days of the closing.

The technology purchased is currently in development and is not yet commercializable nor has it generated any revenues. ATC plans to file patents on the technology and develop a line of planar magnetic loudspeakers incorporating the technology. There can be no assurance the technology will be patentable, developed, sold commercially or accepted in the market, or that it will generate revenue.

Williams and Graebener both executed Employment Agreements with ATC for three-year terms subject to earlier termination. Their annual salaries are $180,000 and $110,000, respectively, including the grant of options to each to acquire 100,000 shares of common stock of ATC subject to certain vesting conditions.

The description of the transaction contained herein is qualified in its entirety by reference to the Purchase Agreement and Employment Agreements of Williams and Graebener filed with this Current Report, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of businesses acquired.

     The financial statements required by this item, if required, will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date that the initial report on this From 8-K must be filed.

(b)  Pro forma financial information.

     The pro forma financial information required by this item, if required, will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date that the initial report on this Form 8-K must be filed.

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(c)  Exhibits

     10.1 Asset Purchase Agreement dated as of April 11, 2000 by and between American Technology Corporation and Hucon Limited, David Graebener and Stephen M. Williams. The schedules and exhibits referenced in the Purchase Agreement have not been included because they contain information that is otherwise discussed in the agreement; they will be forwarded supplementally to the Commission upon request.

     10.2 Employment Agreement effective as of February 15, 2000 by and between American Technology Corporation and Stephen M. Williams.

     10.3 Employment Agreement effective as of February 15, 2000 by and between American Technology Corporation and David Graebener.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                AMERICAN TECHNOLOGY CORPORATION


Date: April 26, 2000            By: /s/ Renee Warden
                                   ------------------------------------
                                   Renee Warden
                                   Chief Accounting Officer, Treasurer and
                                   Secretary

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